FORM OF SERIES A WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

THIS WARRANT IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AND EXERCISE AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 22, 2005, AND THE AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF APRIL 22, 2005, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS WARRANT IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 22, 2005 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY, AND TO COMPLY WITH, THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

WARRANT

No. A-	April 22, 2005

TO PURCHASE                      SHARES OF COMMON STOCK,
PAR VALUE $0.01 PER SHARE, OF THE NASDAQ STOCK MARKET, INC.

     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     “Acquisition Closing Date” means the “Closing Date” as defined in the Merger Agreement.

     “Adjustment Event” has the meaning specified in Section 13(K) hereof.

     “Adjusted Issue Price” means the adjusted issue price of the Series A Notes at the time of determination as calculated under Sections 1272 and 1273 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Board of Directors” means the board of directors of the Company.

     “Business Combination” means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     “Business Day” means any day except Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     “Capital Stock” means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     “Common Stock” means the Company’s common stock, par value $0.01 per share.

     “Company” means The Nasdaq Stock Market, Inc., a Delaware corporation.

     “Determination Date” has the meaning specified in Section 13(K) hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Exercise Price” has the meaning given to it in Section 2 hereof.

     “Expiration Date” has the meaning given to it in Section 3 hereof.

     “Expiration Time” has the meaning given to it in Section 3 hereof.

     “Guarantee Agreement” means the Guarantee Agreement, dated as of April 22, 2005, among the Company, Norway Acquisition SPV, LLC and JPMorgan Chase Bank, N.A., as administrative agent.

     “Indenture” means the Indenture, dated as of April 22, 2005, between the Company and Law Debenture Trust Company of New York, as trustee.

     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices)

on that date as reported by The Nasdaq National Market, or if the Common Stock is not listed on The Nasdaq National Market, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on The Nasdaq National Market or a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     “Merger Agreement” means the Agreement and Plan of Merger, dated as of April 22, 2005, by and among the Company, Norway Acquisition Corp. and Instinet Group Incorporated.

     “Outstanding” means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

     “Person” means an individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Redemption Date” means the Series A Redemption Date (as such term is defined in the Indenture).

     “Redemption Price” means the dollar amount representing the product of (a) the fraction (i) the numerator of which shall be the amount of Shares subject to this Warrant and (ii) the denominator of which shall be the aggregate amount of shares subject to the Series A Warrants multiplied by (b) the sum of (i) $205,000,000 minus (ii) the aggregate Adjusted Issue Price.

     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     “Series A Notes” means the Company’s 3.75% Series A Convertible Notes due 2012 authenticated and delivered under the Indenture.

     “Series A Warrants” means the Warrants initially issued to Norway Acquisition SPV, LLC (“SPV”) pursuant to the Securities Purchase Agreement, dated as of April 22, 2005, between the Company and the SPV.

     “Shares” has the meaning specified in Section 2 hereof.

     “Spin-Off” has the meaning specified in Section 13 hereof.

     “Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     “Term Loan Agreement” means the Secured Term Loan Agreement, dated as of April 22, 2005, among Norway Holdings SPV, LLC, Norway Acquisition SPV, LLC, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

     “Trading Day” means a day during which trading in the Common Stock generally occurs and a closing price for the Common Stock is provided on The Nasdaq National Market or, if the Common Stock is not listed on The Nasdaq National Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

     “Warrantholder” has the meaning given to it in Section 2 hereof.

     “Warrants” means collectively the warrants represented hereby (and by any instrument replacing, in whole or in part, this instrument).

     2. Number of Shares; Exercise Price. This certifies that, for value received,                      or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of                      fully paid and nonassessable shares of Common Stock (the “Shares”), at a per Share purchase price (the “Exercise Price”) equal to $14.50. The number and type of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares”, “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

     3. Exercise Rights; Redemption by Company.

     (A) Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time on or after April 22, 2006 (or, if earlier, in connection with a tender or exchange offer for Common Stock or a transaction or agreement which, if consummated, would result in a Fundamental Change described in clause (ii) of the definition of Fundamental Change (as defined in the Indenture); provided that such event described in this parenthetical does not result in the occurrence of the Redemption Date) and prior to 11:59 p.m., New York City time, on the third anniversary of the Acquisition Closing Date (the “Expiration Date”), unless earlier redeemed by the Company in accordance with Section 3(C) hereof, by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in New York, NY (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) by tendering one of the following:

          (i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company the aggregate Exercise Price for the Shares being purchased; or

          (ii) by tendering the Warrants in exchange for the Shares less a number of Shares equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Last Reported Sale Price of the Common Stock on the Trading Day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

     (B) Replacement of Warrant. If the exercising (or selling, as the case may be) Warrantholder does not exercise (or sell, as the case may be) this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (or sold, as the case may be).

     (C) Redemption of Warrant. This Warrant will be redeemed and terminated and will cease to be of any further force or effect if and upon the occurrence of the Redemption Date. In the event of such redemption, the Company shall pay the Redemption Price to the Warrantholder on the Redemption Date. Simultaneous with the redemption of this Warrant, the Company will redeem the Series A Notes in accordance with Section 3.04 of the Indenture. Notwithstanding the foregoing, if the amounts applied pursuant to Section 9(c) of the Guarantee Agreement fully satisfy the obligations of the Company with respect to the Series A Notes and the redemption of the Series A Warrants and the obligations of the borrower under the Term Loan Agreement have been paid in full, then the obligations of the Company with respect to payment of the Redemption Price shall be deemed to be satisfied in full under this paragraph (C).

     4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 hereof will, upon issuance and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered (or deemed delivered upon a cashless exercise) to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the

Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq National Market, The New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon exercise of this Warrant; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the exercise of this Warrant into Common Stock in accordance with the provisions of this Warrant, the Company covenants to list such Common Stock issuable upon exercise of the Warrant in accordance with the requirements of such exchange or automated quotation system at such time. The Company will take all commercially reasonable action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities market or exchange on which the Shares are listed or traded.

     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Last Reported Sale Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Share.

     6. No Rights as Stockholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.

     7. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Warrantholder or such designated Persons for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Warrantholder or such designated Persons, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     8. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or pursuant to an exemption from registration under the Securities Act, and, if requested by the Company, an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3 hereof. All expenses, taxes (other than stock transfer taxes or taxes imposed because the transferee is a non-U.S. Person) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (a) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, except with respect to securities held following such disposition by Affiliates of the Company, or (b) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 3 hereof, for a new warrant or warrants of like tenor representing the right to purchase in the aggregate a like number of Shares. The Company shall maintain at the office or agency described in Section 3 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     10. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. If required by the Company, the Warrantholder shall furnish an indemnity bond sufficient to protect the Company from any out-of-pocket loss which it may suffer if a Warrant is replaced. The Company may charge the Warrantholder for its reasonable expenses in replacing a Warrant.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

     12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as is described in Rule 144(c)(2) under the Securities Act). Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

     13. Adjustments and Other Rights. The Exercise Price and number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

     (A) Adjustment to Exercise Price. Upon any adjustment to the number of Shares for which this Warrant is exercisable pursuant to Section 13 (B), (C), (D), (E) and (F) hereof, the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Shares for which this Warrant was exercisable immediately prior to such adjustment by (ii) the number of Shares for which this Warrant is exercisable immediately after such adjustment.

     (B) Stock Dividend or Split. If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a subdivision or share split or share combination or reverse splitting, the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula:

OS’
NS’ = NS0x
OS0

     where,

NS0	=	the number of Shares for which this Warrant is exercisable in effect immediately prior to such event

NS’	=	the number of Shares for which this Warrant is exercisable in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS’	=	the number of shares of Common Stock outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 13(B) is declared but not so paid or made, the number of Shares for which this Warrant is exercisable shall again be adjusted to the number of Shares for which this Warrant is exercisable that would then be in effect if such dividend or distribution had not been declared.

     (C) Rights or Warrants. If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula (provided that the number of Shares for which this Warrant is exercisable will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

OS’ + X
NS’ = NS0 x
OS0 + Y

     where,

NS0	=	the number of Shares for which this Warrant is exercisable in effect immediately prior to such event

NS’	=	the number of Shares for which this Warrant is exercisable in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for the issuance of such rights.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the number of Shares for which this Warrant is exercisable shall be readjusted to the number of Shares for which this Warrant is exercisable that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the number of Shares for which this Warrant is exercisable shall again be adjusted to be the number of Shares for which this Warrant is exercisable that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (D) Other Distributions. If the Company distributes shares of its capital stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:

          (i) dividends or distributions and rights or warrants referred to in Sections 13(B) or (C) above; and

          (ii) dividends or distributions paid exclusively in cash;

     then the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula:

SP0
NS’ = NS0 x
SP0 — FMV

     where,

NS0	=	the number of Shares for which this Warrant is exercisable in effect immediately prior to such distribution

NS’	=	the number of Shares for which this Warrant is exercisable in effect immediately after such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the record date for such distribution

FMV	=	the fair Last Reported Sale value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

With respect to an adjustment pursuant to this Section 13(D) where there has been a payment of a dividend or other distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”) the number of Shares for which this Warrant is exercisable in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

FMV0 + MP0
NS’ = NS0 x
MP0

     where,

NS0	=	the number of Shares for which this Warrant is exercisable in effect immediately prior to such distribution

NS’	=	the number of Shares for which this Warrant is exercisable in effect immediately after such distribution

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off.

     (E) Cash Dividend. If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, the number of Shares for which this Warrant is exercisable will be adjusted based on the following formula:

SP0
NS’ = NS0 x
SP0 — C

     where,

NS0	=	the number of Shares for which this Warrant is exercisable in effect immediately prior to the Record Date for such distribution

NS’	=	the number of Shares for which this Warrant is exercisable in effect immediately after the Record Date for such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period prior to the Business Day immediately preceding the Record Date of such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the date for such determination.

     (F) Share Purchase. If the Company or any of its Subsidiaries purchases shares of the Common Stock pursuant to a tender or exchange offer which involves an aggregate per share consideration that exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Time”), the number of Shares for which this Warrant is exercisable will be increased based on the following formula:

AC + (SP’ x OS’)
NS’ = NS0 x
OS0 x SP’

     where,

NS0	=	the number of Shares for which this Warrant is exercisable in effect on the date such tender or exchange offer expires

NS’	=	the number of Shares for which this Warrant is exercisable in effect on the day next succeeding the date such tender or exchange offer expires

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the number of Shares for which this Warrant is exercisable shall again be adjusted to be the number of Shares for which this Warrant is exercisable that would then be in effect if such tender or exchange offer had not been made.

If, however, the application of the foregoing formula would result in a decrease in the number of Shares for which this Warrant is exercisable, no adjustment to the number of Shares for which this Warrant is exercisable will be made.

Except as stated herein, the Company will not adjust the number of Shares for which this Warrant is exercisable for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

     (G) No Adjustment if Participating. Notwithstanding the foregoing provisions of this Section 3, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Warrantholder to convert, for any distribution described therein if the Warrantholder will otherwise participate in the distribution without exercise of this Warrant.

     (H) Income Tax Adjustment. The Company may (but is not required to) make such decreases in the Exercise Price and increases in the number of Shares for which this Warrant is exercisable, in addition to those required by clauses (A) through (F) of this Section 3 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may decrease the Exercise Price or increase the number of Shares for which this Warrant is exercisable by any amount for any period of at least twenty days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.

     (I) No Adjustment. No adjustment to the Exercise Price or the number of Shares for which this Warrant is exercisable need be made:

          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in Section 3(B) above and outstanding as of the date this Warrant was first issued; or

          (iv) for a change in the par value of the Common Stock.

     (J) Calculations. All calculations under this Section 3 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a Share, as the case may be. The Company will not be required to make an adjustment in the Exercise Price and the number of Shares for which this Warrant is exercisable unless the adjustment would require a change of at least 1% of the Exercise Price or in the number of Shares for which this Warrant is exercisable. However, the Company will carry forward any adjustments that are less than 1% of the Exercise Price or the number of Shares for which this Warrant is exercisable and make such carried forward adjustments, regardless of whether aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon exercise. Except as described in this Section 3, the Company will not adjust the Exercise Price and the number of Shares for which this Warrant is exercisable.

     (K) Notice. Whenever the Exercise Price or the number of Shares for which this Warrant is exercisable is adjusted as herein provided, the Company shall promptly notify the Warrantholder by delivery of an Officers’ Certificate to such Warrantholder setting forth the Exercise Price and the number of Shares for which this Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Warrantholder shall have received such Officers’ Certificate, the Warrantholder shall not be deemed to have knowledge of any adjustment of the Exercise Price or the number of Shares for which this Warrant is exercisable and may assume that the last Exercise Price and the number of Shares for which this Warrant is exercisable of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price and the number of Shares for which this Warrant is exercisable setting forth the adjusted Exercise Price and the number of Shares for which this Warrant is exercisable and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price and the number of Shares for which this Warrant is exercisable to the holder of each Warrant at the address appearing in the Company’s records, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (L) Adjustment Event. In any case in which this Section 3 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to this Section 3, (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to this Section 3 or (4) the Expiration Time for any tender or exchange offer pursuant to this Section 3, (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5 hereof. For purposes of this Section 3, the term “Adjustment Event” shall mean:

          (i) in any case referred to in clause (1) hereof, the occurrence of such event,

          (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

          (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

          (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (M) Number of Shares Outstanding. For purposes of this Section 13, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (N) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 3(B)), this Warrant after the date of such Business Combination or reclassification will be exercisable solely for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or reclassification, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

     (O) Successive Adjustments. Successive adjustments in the Exercise Price and the number of Shares for which this Warrant is exercisable shall be made, without duplication, whenever any event specified in this Section 13 shall occur.

     (P) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 3, which in the opinion of the Board of Directors would materially adversely affect the exercise rights of the Warrantholder, the Exercise Price for this Warrant and/or the number of Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board may determine to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price.

     (Q) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price or increase the number of Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 7-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 13.

     (R) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

     14. GOVERNING LAW. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     15. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

     16. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

     17. Entire Agreement. This Warrant and the form attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

     18. Headings and Subheadings The headings and subheadings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the provisions hereof.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: April 22, 2005

THE NASDAQ STOCK MARKET, INC.
By:
Name:
Title:

FORM OF NOTICE OF EXERCISE

TO:	The Nasdaq Stock Market, Inc.

RE:	Election to Subscribe for and Purchase Common Stock

     1. The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase Shares of the Common Stock covered by such Warrant.

     2. The undersigned Warrantholder elects to pay the aggregate Exercise Price for such shares in the following manner:

☐	by the enclosed check drawn on a United States bank and for United States funds made payable to the Company in the amount of $ ;

☐	by wire transfer of United States funds to the account of the Company in the amount of $ , which transfer has been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company; or

☐	pursuant to the net issue exercise provisions set forth in Section 3(A) of the Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares in the name of the undersigned or in such other names as is specified below.

     4. In the case of partial exercise of the attached Warrant, please issue a new Warrant representing the unexercised portion of such Warrant in the name of the undersigned.

Name:

Address:

Tax Identification No.:

EXECUTED ON BEHALF OF THE CURRENT HOLDER BY:
Name:
Title:

AND DATED:                                         , 200